Exhibit 16.1

April 29, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Rapid7, Inc. (copy attached) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 11 of Form S-1, as part of the Form S-1 of Rapid7, Inc. dated April 29, 2015. We agree with the statements concerning our firm in such Form S-1.

Sincerely,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110 T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us